UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As The Majestic Star Casino, LLC (the “Company”) has previously reported, an Event of Default exists under the Company’s $300.0 million of 9 ½% Senior Secured Notes due 2010 (the “Senior Secured Notes”), $200.0 million of 9 ¾% Senior Notes due 2011 (the “Senior Notes”) and $80.0 million Senior Secured Credit Facility (“Senior Secured Credit Facility”).

On December 3, 2008, the trustee for the holders of the Senior Secured Notes (the “Trustee”) sent the administrative agent for the lenders under the Senior Secured Credit Facility (the “Agent”) a default notice. On December 11, 2008, the Agent sent the Trustee a “Standstill Notice” pursuant to the terms of that certain Intercreditor and Lien Subordination Agreement, dated as of October 7, 2003 (as amended, restated or otherwise modified, the “Intercreditor Agreement”). As such, the Trustee and the holders of the Senior Secured Notes were prohibited from taking action against the collateral during the 180-day standstill period. Upon expiration of the initial Standstill Notice the Trustee and Agent entered into standstill extension agreements, with the most recent extension expiring on August 10, 2009.

On October 20, 2009, in accordance with the Intercreditor Agreement, the Trustee sent to the Agent a notice that the Trustee and/or certain holders of the Senior Secured Notes intend to exercise one or more of their default related rights and remedies in respect of the collateral under the senior secured indenture, related indenture loan documents and/or applicable law on October 30, 2009.

Further, the Trustee, on behalf of itself and holders of the Senior Secured Notes, reserved all of their rights  and remedies under the indenture, the Senior Secured Notes, the Intercreditor Agreement and applicable law, including , without limitation, the right to take any action with respect to the issuers, the guarantors and/or the collateral not prohibited by the Intercreditor Agreement and the right to forbear from exercising  any default-related right or remedy in the sole discretion of the Trustee or holders of the Senior Secured Notes, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2009		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer